EXHIBIT 4.2


                           SHORT TERM PROMISSORY NOTE

US$17,627.77                                                     August 17, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of Seventeen Thousand, Six Hundred, Twenty Seven and 77/100 (US$17,627.77) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         The note matures and becomes due December 31, 2004. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This Notes purpose is restructuring debt owed to Castle Hill Advisory Group currently in the form of A/P into a N/P with terms beneficial to improving the companies current cash situation.


Voyager One, Inc.                                   Sebastien DuFort
859 West End Court
Suite I                                             BY: /s/ Sebastien C. DuFort
Vernon Hills, IL 60061                                  -----------------------
Phone: 847-984-6200                                        SIGNATURE & DATE
Fax: 847-984-6201

BY: /s/ John A. Lichter
    -------------------
    SIGNATURE & DATE
    JOHN LICHTER
    CEO

                                   CONSENT TO
                  AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                 AUGUST 17, 2004


         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to an Amendment of the terms of the Short Term Promissory Note dated August 17, 2004, attached as Exhibit A hereto, as follows:

     1. The one installment payment due date is hereby extended from December 31, 2004 to the later of March 1, 2005 or ninety (90) days after Voyager One, Inc.'s registration statement filed August 26, 2004 has been declared effective. Simple interest has accrued since August 17, 2004 and shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $17,627.77 until paid.

     2. This Consent is effective November 1, 2004 regardless of when it is signed. The remaining terms of the original note dated August 17, 2004 shall remain in full force and effect.

                   "Payor"                            "Payee"


Name:     Voyager One. Inc.                  Castle Hill Advisory Group
Address:  859 West End Court
          Vernon Hills, IL 60061
Phone     847-984-6200
Fax       847-984-6201

          By: /s/ John A. Lichter 11-1-04    By: /s/ Sebastien C. DuFort
              ---------------------------        -----------------------
              Signature and Date                 Signature and Date
              John A. Lichter                    Sebastien C. DuFort
              CEO                                President

                           SHORT TERM PROMISSORY NOTE

US$17,627.77                                                     August 17, 2004

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Castle Hill Advisory Group at such place as the holder of this Note may from time to time designate, the principal sum of Seventeen Thousand, Six Hundred, Twenty Seven and 77/100 (US$17,627.77) together with simple interest from the date hereof at the rate of six percent (6) per annum on the principal balance.

         The note matures and becomes due December 31, 2004. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This Notes purpose is restructuring debt owed to Castle Hill Advisory Group currently in the form of A/P into a N/P with terms beneficial to improving the companies current cash situation.


Voyager One, Inc.                                Sebastien DuFort
859 West End Court
Suite I                                          BY: /s/ Sebastien C. DuFort
                                                     -----------------------
Vernon Hills, IL 60061                               SIGNATURE & DATE
Phone: 847-984-6200
Fax: 847-984-6201

BY: /s/ John A. Lichter
    -------------------
    SIGNATURE & DATE
    JOHN LICHTER
    CEO

                                   EXHIBIT A

                                   CONSENT TO
              SECOND AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                 AUGUST 17, 2004


         The undersigned, Castle Hill Advisory Group and Voyager One, Inc., a Nevada corporation, hereby consent to a Second Amendment of the terms of the Short Term Promissory Note dated August 17, 2004 as follows:

     1. The payment due date is hereby extended to ninety (90) days after Voyager One's registration statement registering, to the extent permitted by the SEC, all shares of common stock to be issued under all the convertible debentures purchased by Cornell Capital pursuant to the Securities Purchase Agreement dated May 14, 2004 has been declared effective. Simple interest shall continue to accrue at the rate of six percent (6%) per annum on the principal balance of $17,627.77 until paid.

     2. This Consent is effective March 1, 2005 regardless of when it is signed. The remaining terms of the original note dated August 17, 2004 shall remain in full force and effect.


                  "Payor"                            "Payee"


Name:    Voyager One. Inc.                    Castle Hill Advisory Group
Address: 859 West End Court
         Vernon Hills, IL 60061
Phone    847-984-6200
Fax      847-984-6201

         By: /s/ John A. Lichter 3/3/05       By: /s/ Sebastien C. DuFort 3/8/05
             --------------------------           ------------------------------
             Signature and Date                   Signature and Date
             John A. Lichter                      Sebastien C. DuFort
             CEO                                  Managing Director

                                   CONSENT TO
               THIRD AMENDMENT OF SHORT TERM PROMISSORY NOTE DATED
                                 AUGUST 17, 2004

         FOR VALUE RECEIVED, the undersigned, Castle Hill Advisory Group, hereby consents to a Third Amendment of the terms of the Short Term Promissory Note dated August 17, 2004 as amended, with a principal amount of $17,627.77 as follows:

     1. The maturity date of August 9, 2005 which is 90 days after Voyager One's registration statement was declared effective as referred to in the Second Amendment is hereby extended to payment anytime on demand.

     2. This Consent is effective August 9, 2005 regardless of when it is signed. The remaining terms of the original note dated August 17, 2004 shall remain in full force and effect.


                           "Payee"


Name:             Castle Hill Advisory Group
Address:          433 S. Washington St.
                  Hinsdale, IL 60521

Phone             630-546-6672
Fax               630-321-0872

                  By: /s/ Sebastien C. DuFort
                      -----------------------
                      Signature and Date
                      Sebastien C. DuFort
                      Managing Director